                                                                       Exhibit 3


                                                                [Conformed Copy]






                            STOCK PURCHASE AGREEMENT

                                 by and between

                        INTERNATIONAL META SYSTEMS, INC.
                             a Delaware corporation


                                      and


                          PARAGON LIMITED PARTNERSHIP
                 a Cayman Islands exempted limited partnership






                            Dated: January 26, 1996

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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is entered into as of January 26, 1996, by and between INTERNATIONAL META SYSTEMS, INC., a Delaware corporation ("IMS") and PARAGON LIMITED PARTNERSHIP, a Cayman Islands exempted limited partnership ("Paragon").

                                    Premises

     WHEREAS, IMS desires to sell to Paragon and Paragon desires to purchase 2,000,000 shares (the "Shares") of the common stock, par value $0.0001 per share (the "IMS Common Stock") of IMS, in consideration of $2,000,000, at a purchase price of $1.00 per Share, subject to the terms and conditions of this Agreement; and

     WHEREAS, the parties intend and believe that it is in their best interests to enter into this Agreement and the other agreements contemplated herein;

                                   Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                   ARTICLE I

              REPRESENTATIONS, COVENANTS AND WARRANTIES OF Paragon

     As an inducement to, and to obtain the reliance of IMS, Paragon represents and warrants as follows:

     Section 1.1 ORGANIZATION. Paragon is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business in the jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a material adverse effect upon the assets, business, properties or operations of Paragon. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Paragon's Memorandum of Association or Articles of Association. Paragon has the full power, authority and legal right and has taken all action required by law, its Memorandum of Association or Articles of Association and otherwise to consummate the transactions herein contemplated.

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     Section 1.2 BINDING OBLIGATION: NO DEFAULT.  Paragon has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of Paragon's knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which Paragon is a party or by which Paragon or the property of Paragon may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of Paragon, enforceable against Paragon in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditor's rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 4.7 may be limited by applicable federal or state securities laws.

     Section 1.3 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by Paragon nor compliance by Paragon with the terms and conditions of this Agreement will: (a) require Paragon to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which Paragon is a party or by which Paragon or its properties may be subject; (c) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Initial Closing Date (as defined herein) and on the Subsequent Closing Date (as defined herein) conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Paragon is subject.

     Section 1.4 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Paragon in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 1.5 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by Paragon contained in this Agreement or in respect of the exhibits, schedules or documents delivered to IMS by Paragon and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Paragon pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Initial Closing Date


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and the Subsequent Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by Paragon to IMS.

     Section 1.6 SECURITIES WARRANTIES. With respect to the Shares to be delivered by IMS pursuant to the provisions of Section 3.1 (a) - (c) hereof, Paragon hereby represents and warrants to IMS that:

     (a) The Shares are being acquired for the account of and not with a view to sale in connection with any distribution of the Shares;

     (b) Paragon is acquiring the Shares hereunder without having received any form of general solicitation or general advertising;

     (c) Paragon believes it has received all of the information it considers necessary or appropriate for deciding whether to purchase the IMS Common Stock. Paragon further represents that it has had an opportunity to ask questions and receive answers from IMS regarding the terms and conditions of the purchase and sale of the IMS Common Stock and the business, properties, prospects and financial condition of IMS. Without limiting the generality of the foregoing, Paragon has had the opportunity to obtain and review IMS': (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995,
(iii) Proxy Statement for IMS' 1995 Annual Meeting, and (iv) all Forms 8-K filed with the Securities and Exchange Commission (the "Commission") since December 31, 1994, in each case as filed with the Commission. The foregoing, however, does not limit or modify the representations and warranties of IMS in
Article II of this Agreement or the right of Paragon to rely thereon;

     (d) Paragon acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the IMS Common Stock. Paragon also represents it has not been organized for the purpose of acquiring the IMS Common Stock.

     (e) Paragon understands and hereby acknowledges that the Shares will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended 'the "Securities Act") and the rules and regulations of the Commission promulgated thereunder; that the Shares will be restricted securities as defined in Rule 144(a) (3) promulgated under the

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
Securities Act; in part, IMS' reliance upon such exemptions is based on the representations and warranties made by Paragon in this Section 1.6;

     (f) It is understood that the certificates evidencing the Shares may bear one or all of the following legends: (i) These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel satisfactory to the IMS that such registration is not required or unless sold pursuant to Rule 144 of such Act; and (ii) any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

     (g) Paragon hereby agrees that it will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the Shares, except: (i) pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act; (ii) pursuant to a favorable no-action or interpretive letter received from the Commission that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act; or (iii) provided Paragon shall have notified IMS of the proposed disposition and shall have furnished IMS with a detailed statement of the circumstances surrounding the proposed disposition; and (iv) if reasonably requested by IMS, Paragon shall have furnished IMS with an opinion of counsel, reasonably satisfactory to IMS that such disposition will not require registration of such Shares under the Securities Act. It is agreed that IMS will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances;

     (h) Paragon hereby acknowledges that: (i) the Shares referred to herein are being acquired after adequate investigation of the business plan and prospects of IMS; (ii) Paragon is not relying upon the accuracy of any predictions as to the future prospects or developments of IMS or its business and is well informed as to the business of IMS and has reviewed its operations and financial statements; and (iii) Paragon specifically acknowledges that the Shares are speculative and involve a very high degree of risk and that there can be no assurance that IMS will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders; and

     (j) Paragon is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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                                   ARTICLE 11

                   REPRESENTATIONS, COVENANTS AND WARRANTIES
                                     OF IMS

     As an inducement to, and to obtain the reliance of Paragon, IMS represents and warrants as follows:

     Section 2.1 ORGANIZATION. IMS is a corporatin duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and as it is proposed to be conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a material adverse effect upon the assets, business, properties or operations of IMS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of IMS' certificate of incorporation or bylaws. IMS has taken all action required by law, its certificate of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. IMS has full power, authority and legal right and has taken all action required by law, its certificate of incorporation, bylaws of otherwise to consummate the transactions herein contemplated.

     Section 2.2 CAPITALIZATION. The authorized capitalization of IMS consists of 50,000,000 shares of common stock, par value $0.0001 per share (the "IMS Common Stock") and 1,000,000 shares of preferred stock, par value $0.0001 per share (the "IMS Preferred Stock"). As of the Initial Closing Date, there are 26,958,848 shares of IMS Common Stock and 10,250 shares IMS Preferred Stock (including 10,000 shares of Series A Preferred Stock and 250 shares of Series B Preferred Stock) issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights or other rights of any person. Except for (A) the conversion privileges of the Preferred Stock issued and outstanding, (B) the rights provided in Section 4.1 of this Agreement, and (C) currently outstanding options to purchase 2,090,000 shares of Common Stock granted to employees, directors and consultants pursuant to the IMS 1993 Incentive Stock Option Plan and the IMS 1993 Nonqualified Stock Option Plan (collectively, the "Option Plans") and other outstanding options and/or warrants currently outstanding to purchase 2,812,877 shares of Common Stock granted to others, all of which are set forth on Schedule 2.2 hereof, there are no outstanding options, warrants, rights (including conversion or preemptive

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rights) or agreements for the purchase or acquisition from IMS of any shares of its capital stock. In addition to the aforementioned options, IMS has reserved an additional 1,795,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plans. IMS is not a party or subject to any agreement or understanding, and, to the best of IMS' knowledge, there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of IMS.

     Section 2.3 SUBSIDIARIES. IMS does not have any subsidiaries and does not own, beneficially or of record, any other corporation. Except as set forth in
Schedule 2.3, IMS is not a participant in any joint venture, partnership or similar arrangement.

     Section 2.4 BINDING OBLIGATION: NO DEFAULT. IMS has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of IMS' knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which IMS is a party or by which IMS or the property of IMS may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of IMS, enforceable against IMS in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditor's rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 4.7 may be limited by applicable federal or state securities laws.

     Section 2.5 COMPLIANCE WITH OTHER INSTRUMENTS, etc. Neither the execution and delivery of this Agreement by IMS nor compliance by IMS with the terms and conditions of this Agreement will: (a) require IMS to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which IMS is a party or by which IMS or its properties may be subject; (c) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Initial Closing Date and the Subsequent Closing Date, conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which IMS is subject.

     Section 2.6 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental


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or regulatory authority or any third party is required to be made or obtained by IMS in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. The transactions contemplated by this Agreement have been approved by the Board of Directors of IMS.

     Section 2.7 BOOKS AND RECORDS. The books of account and other financial records of IMS are complete and correct in all material aspects. The minute books of IMS contain records of all meetings from the time of incorporation and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of IMS.

     Section 2.8 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by IMS contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Paragon by IMS and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of IMS pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Initial Closing Date and the Subsequent Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished, or made available to Paragon.

     Section 2.9 TITLE TO THE SHARES. Upon delivery to Paragon of the certificates for the Shares described in Article III of this Agreement, Paragon will receive good and marketable title to the Shares. All of the Shares shall be received by Paragon as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

     Section 2.10 OFFERING. Subject in part to the accuracy of Paragon's representations set forth in Article I of this Agreement, the offer, sale and issuance of the IMS Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither IMS nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     Section 2.11 COMPLIANCE WITH EXCHANGE ACT. As of the Initial Closing (as defined herein), IMS shall be current in all filings required to be tendered to the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Schedule 2.11 attached hereto are true, complete and correct copies of the following: (a) IMS' Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Commission, and (b) IMS' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1995, as filed with the Commission,
(c) IMS's Proxy Statement for its 1995 Annual Meeting of Stockholders, (d) all Forms 8-K filed with the Commission since December 31, 1994, and (e) all other reports or registration statements filed by IMS with the Commission since September 30, 1995 (collectively, the "Commission Filings"). Since September 30, 1995, IMS has filed all reports, registration statements and other documents required to be filed by it under the Exchange Act. The Commission Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, or declared or it became effective, as the case may be, contained, or now contains, or at the Closing Date will contain, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Included in Schedule 2.11 attached hereto are true and correct copies of IMS' audited financial statements, including IMS audited consolidated balance sheets as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1992, 1993 and 1994 (the "IMS Audited Financial Statements"); and true and correct copies of IMS' unaudited consolidated balance sheets as of September 30, 1995, and the related unaudited consolidated statements of operations and cash flows for the nine (9) month periods ended September 30, 1994 and 1995 (the "IMS Unaudited Financial Statements"). The IMS Audited Financial Statements, together with the notes thereto, fairly present the financial position of IMS at December 31, 1994, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for IMS for the periods covered by the IMS Audited Financial Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods. The IMS Unaudited Financial Statements fairly present the financial position of IMS at September 30, 1995, and the consolidated results of the operations and cash flows for IMS for the periods then ended and have been prepared in accordance with GAAP consistently applied with prior periods. (The IMS Audited Financial Statements and IMS Unaudited Financial Statements are collectively referred to herein as the "IMS Financial Statements.")

     Except as set forth in the IMS Financial Statements, IMS has no material liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1995, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the IMS Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of IMS. Except as disclosed in the IMS Financial Statements, IMS is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. IMS maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     Section 2.12 CHANGES.

     Since September 30, 1995, except as set forth on Schedule 2.12, there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of IMS from that reflected in the IMS Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of IMS (as such business is presently conducted and as it is proposed to be conducted);

     (c) any waiver by IMS of a valuable right or of a material debt owed to it;

     (d) any satisfaction or discharge of any lien, claim, encumbrance or payment of any obligation by IMS, except in the ordinary course of business and that is not material to the assets, properties, financial conditions, operating results or business of IMS (as such business is presently conducted and as it is proposed to be conducted);

     (e) any material change or amendment to a material contract or arrangement by which IMS or any of its assets or properties is bound or subject;

     (f) any material change in any compensation arrangement or agreement with any employee;

     (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

     (h) any resignation or termination of employment of any key officer of IMS; and IMS, to the best of its knowledge, does not

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
know of the impending resignation or termination of employment of any such officer;

     (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of IMS;

     (j) any mortgage, pledge, transfer of a security interest in, or lien, created by IMS, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (k) any loans or guarantees made by IMS to or for the benefit of its employees, officers or directors, or any member of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

     (l) any declaration, setting aside or payment or other distribution in respect of any of IMS' capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by IMS;

     (m) to the best of IMS' knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business or IMS (as such business is presently conducted and as it is proposed to be conducted); or

     (n) any agreement or commitment by IMS to do any of the things described in this Section 2.12.

     Section 2.13 IMS SCHEDULES. IMS shall cause the IMS Schedules and the instruments to be delivered to Paragon hereunder to be updated after the date hereof up to and including the Subsequent Closing Date.

     Section 2.14 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against IMS that questions the validity of this Agreement, or the right of IMS to enter into such Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of IMS, financially or otherwise, or any change in the current equity ownership of IMS, nor is IMS aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to IMS) involving the prior employment of any of IMS employees, their use in connection with IMS' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by IMS currently pending or that IMS intends to initiate.



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
     Section 2.15 EMPLOYEE INVENTION AND SECRECY AGREEMENTS. Each employee, officer and consultant of IMS has executed an Employee Invention and Secrecy Agreement in the form attached hereto as Schedule 2.15. IMS, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and IMS will use its best efforts to prevent any such violation.

     Section 2.16 PATENTS AND TRADEMARKS. IMS has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes which are necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except as disclosed in Schedules 2.3 and 2.16, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is IMS bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. IMS has not received any communications alleging that IMS has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. IMS is not aware that any of its employees is obligated under any contract (including licenses, convenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interest of IMS or that would conflict with IMS" business as proposed to be conducted. Neither the execution nor delivery of this Agreement nor the carrying on of IMS" business by the employees of IMS, nor the conduct of IMS" business as proposed, will, to the best of IMS'S knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is obligated. IMS does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by IMS.

     Section 2.17 AGREEMENT ACTION.

     Except as disclosed in Section 2.11 and Schedule 2.17:

     (a) Except as set forth in Schedule 2.17, there are no agreements, understandings or proposed transactions between IMS and any of its officers, directors, affiliates, or any affiliate thereof;

     (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or

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
decrees to which IMS is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to IMS in excess of, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from IMS, or (iii) provisions restricting or affecting the development, manufacture or distribution of IMS' products or services, or
(iv) indemnification by IMS with respect to infringements or proprietary rights.

     (e) IMS has not (i) declared or paid any dividend or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities IMS has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

     (e) Except as otherwise disclosed to Paragon in writing, receipt of which is acknowledged by Paragon, IMS has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of IMS with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of IMS or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of IMS is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of IMS.

     Section 2.18 MANUFACTURING AND MARKETING RIGHTS.  Except as set forth in
Schedule 2.18, IMS has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects IMS' exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

     Section 2.19 REGISTRATION RIGHTS.  Except as provided in Section 4.8 and
Schedule 2.19 hereof, IMS has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity which are outstanding as of the date of this Agreement.

     Section 2.20 TITLE TO PROPERTY AND ASSETS.  Except as disclosed in
Schedule 2.20, IMS owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair IMS' ownership or use of such property or assets. With respect to the property and assets it leases, IMS is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     Section 2.21 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 2.21, IMS does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     Section 2.22 TAX RETURNS, PAYMENTS AND ELECTIONS. IMS has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. IMS has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the IMS Schedules. The provision for taxes of IMS as shown in the IMS Financial Statements is adequate for taxes due or accrued as of the date thereof. IMS has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as Subchapter S Corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on IMS, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. IMS has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of IMS' federal income tax returns and none of its share income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the IMS Financial Statements, IMS has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. IMS has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     Section 2.23 INSURANCE. IMS has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. IMS has in full force and effect term life insurance payable to IMS, on the life of George W. Smith in the amount of $1,000,000.

IMS has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

     Section 2.24 LABOR AGREEMENTS AND ACTION. IMS is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, expressed or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of IMS' knowledge, has sought to represent any of the employees, representatives or agents of IMS. There is no strike or other labor dispute involving IMS pending or to the best of IMS' knowledge, threatened, that could have a material adverse effect on the assets, properties, financial conditions, operating results, or business of IMS (as such business is presently conducted and as it is proposed to be conducted), nor is IMS aware of any labor organization activity involving its employees. IMS is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with IMS, nor does IMS have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of IMS is terminable at the will of IMS. To the best of its knowledge, IMS has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

     Section 2.25 REAL PROPERTY HOLDING COMPANY. IMS is not a real property holding company within the meaning of Section 897 of the Code.

                                  ARTICLE III

                               SALE OF SECURITIES

     Section 3.1 SALE OF SECURITIES: PAYMENT FOR AND ISSUANCE OF SHARES.
Subject to the terms and conditions of this Agreement: (a) IMS agrees to sell and deliver to Paragon 2,000,000 Shares; and (b) Paragon agrees to deliver funds to IMS in the amount of $2,000,000, at a purchase price of $1.00 per Share, as follows:

     (a) The parties acknowledge and agree that prior to the Initial Closing Date, Paragon has delivered to IMS the amount of $500,000. At the Initial Closing, which shall be on the date first above written, IMS shall issue and deliver to Paragon 500,000 Shares of IMS Common Stock with respect to such $500,000 payment, and that certain agreement between IMS and Dolphin Interconnect Solutions, Inc., dated as of December 30, 1995, will be deemed canceled and null and void;

     (b) At the Initial Closing, Paragon shall deliver to IMS an additional $500,000 and IMS shall issue and deliver to Paragon an additional 500,000 Shares of IMS Common Stock; and

     (c) On or before February 15, 1996 (the "Subsequent Closing Date"), Paragon shall deliver to IMS an additional $1,000,000 and IMS shall issue and deliver to Paragon and additional 1,000,000 Shares of IMS Common Stock.

     Section 3.2 AVAILABLE EXEMPTION. The parties agree that the issuance of the Shares shall be a transaction not involving a public offering for the purposes of Section 4 (2) of the Securities Act. The parties acknowledge that the Shares shall be "restricted securities" as such term is defined in Rule 144
(a) (3) promulgated under the Securities Act.

     Section 3.3. CLOSINGS. The initial closing ("Initial Closing") of the transactions contemplated by this Agreement shall be as of the date first above written ("Initial Closing Date"), unless a different date is mutually agreed to in writing by the parties hereto. In addition to the Initial Closing, there shall be an additional closing ("Subsequent Closing") which shall occur on or before February 15, 1996, related to the transactions contemplated by Section
3.1 (c) of this Agreement. For purposes of this Agreement, the Initial Closing Date and the Subsequent Closing Date shall be collectively referenced herein as the "Closing Date," and the Initial Closing and the Subsequent Closing shall be collectively referenced herein as the "Closing."

     Section 3.4 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Articles 5 and 6 of this Agreement.

                                   ARTICLE IV

                               SPECIAL COVENANTS

     Section 4.1 RIGHT OF FIRST REFUSAL. (i) On or before April 15, 1996, in the event that IMS shall have received: (i) $2,000,000 in payment for the Shares; and (ii) the receipt of at least an additional $6,000,000 from the sale of up to an additional 8,000,000 shares at $1.00 per share of IMS' Common Stock pursuant to a private placement (the "Private Placement") to be conducted by IMS, in connection with which Paragon Capital Management LLC ("Paragon Capital Management") shall act as placement agent pursuant to a placement agent agreement (the "Placement Agent Agreement"), a copy of which is attached hereto as Schedule 4.1,

Paragon shall have a right of first refusal to purchase or cause to be purchased from IMS any securities of IMS which may be offered in a private placement pursuant to an exemption from registration under the Securities Act on the same terms and conditions as may be offered to any third party. In connection therewith, IMS shall be required to give sixty (60) days' written notice to Paragon of the general funding requirements of IMS, including (A) the number of securities to be offered, and (B) the price and terms, if any, upon which it proposes to offer such securities. In the event that IMS shall give notice to Paragon of its BONA FIDE intention to conduct a private placement of IMS' securities, Paragon shall have ten (10) days from a date commencing no earlier than the ten (10) day period prior to the conclusion of such sixty (60) day period to provide written notice to IMS of its exercise of the right of first refusal to purchase or cause to be purchased all of the securities described in the notice on the terms and conditions set forth in the notice and to deliver all consideration and execute and deliver all documents required to complete such transaction. If Paragon shall fail to give notice of its election to exercise the right of first refusal in full with respect to the offer of the securities set forth in the notice and shall fail to deliver all such consideration and to execute and deliver all such documents within the required period, such right of first refusal with respect to the securities offered in the notice shall lapse.

     Section 4.2 ACCESS TO PROPERTIES AND RECORDS. IMS shall afford to the officers and authorized representatives of Paragon full access to the properties, books and records of IMS, in order that Paragon may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of IMS, and IMS will furnish Paragon with such additional financial and operating data and other information as to the business and properties of IMS, as Paragon shall from time to time reasonably request.

     Section 4.3 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the stock of IMS to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. IMS is under no obligation, except as set forth in Section 4.8 hereof, to register such shares under the Securities Act. Notwithstanding the foregoing, however, IMS will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding IMS so as to make available to the stockholders of IMS the provisions of Rule 144 pursuant to subparagraph (c)(1) thereof; (b) file with the Commission in a timely manner all reports and other documents required of IMS under the Securities Act and the Exchange Act and (c) within ten (10) days of any written request of any stockholder of IMS, IMS will provide to such stockholder (i) a written statement by IMS that it has complied with the reporting requirements of Commission Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by IMS), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of IMS and such other reports and documents so filed by IMS, and (iii) such other information as may be reasonably requested by any stockholder regarding any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form. The stockholders of IMS holding restricted securities of IMS as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.3 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.4 INFORMATION FOR IMS REGISTRATION STATEMENT AND PUBLIC REPORTS. Paragon shall furnish IMS with all information concerning Paragon, including all financial statements, required for inclusion in any registration statement or public report required to be filed by IMS pursuant to the Securities Act, the Exchange Act or any other applicable federal or state law, Paragon represents and warrants to IMS that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by IMS shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.5 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE SHARES. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Shares to Paragon as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which Paragon acquire such securities.

     Section 4.6 THIRD PARTY CONSENTS. IMS and Paragon agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section. 4.7 INDEMNIFICATION.

     In the event any Shares are included in a registration statement under
Section 4.8:

     (a) To the extent permitted by law, IMS will indemnify and hold harmless each holder of Shares ("Holder"), any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (or actions in respect thereof) arising out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any Violation or alleged Violation by IMS of the Securities Act or the Exchange Act; and IMS will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 4.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of IMS (which consent shall not be unreasonably withheld), nor shall IMS be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless IMS, each of its directors or officers who has signed the registration statement, each person, if any, who controls IMS within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities act or the Exchange Act insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by a person intended to be indemnified pursuant to this subsection 4.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity contained in this subsection 4.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 4.7(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 4.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.7.

     (d) If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provision in the underwriting agreement shall control.

     (f) The obligations of IMS and Holders under this Section 4.7 shall survive the completion of any offering of registrable securities in a registration statement under Section 4.8, and otherwise.

     Section 4.8 REGISTRATION RIGHTS.

     4.8.1 DEMAND REGISTRATIONS. (a) GENERAL. (i) On or before April 15, 1996, in the event that IMS shall have received: (A) $2,000,000 in payment for the Shares; and (B) the receipt of at least an additional, $2,000,000 from the sale of up to and additional 8,000,000 shares pursuant to the Private Placement, then, during the period commencing July 31, 1996 and terminating April 30, 1998 (the "Demand Registration Period"), Paragon and the holders purchasing in the Private Placement shall have the right, upon the written request of the holders of no less than twenty-five percent (25%) of the aggregate of the Shares and the shares of IMS Common Stock purchased pursuant to the Private Placement (the "PP Shares"), that IMS effect two registrations of the Shares and the PP Shares (collectively, the "Registerable Shares"), under and pursuant to the Securities Act, owned by such holders and specifying the intended method of disposition thereof. IMS shall give prompt written notice (in any event within ten (10) business days after its receipt of notice of any exercise of a Demand Registration) to the other holders of Registerable Shares of its intention to effect such a registration and shall use its best efforts to include in such registration all of the Registerable Shares with respect to which IMS receives from any of such holders a written request for inclusion therein within fifteen
(15) days after the stockholder's receipt of IMS' notice, which request shall specify the number of the Registerable Shares to be disposed of by the requesting holder and the intended method of disposition thereof. All registrations requested pursuant to this Section 4.8.1(a) are referred to herein as "Demand Registrations."

     (b) NUMBER OF DEMAND REGISTRATIONS. Subject to the provisions of Section 4.8.1(a), the holders of the Registerable Shares shall be entitled, collectively, to request two Demand Registration during the Demand Registration Period. Transferees of the Registerable Shares, other than such persons who shall have been issued the Registerable Shares pursuant to the terms of this Agreement, shall have the right to participate in any such registration statement and shall be entitled to exercise any of the rights provided for in this Section 4.8.

     (c) REGISTRATION OF OTHER SECURITIES. Whether IMS shall effect a Demand Registration pursuant to Section 4.8.1(a) in connection with an underwritten offering by the Holders of the

Registerable Shares, no securities other than the Registerable Shares shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised IMS in writing that the inclusion of such other securities would not adversely affect such offering or (ii) such holders of Registerable Shares to be registered therein shall have consented in writing to the inclusion of such other securities.

     (d) REGISTRATION STATEMENT FORM. Demand Registration shall be effected as soon as practicable following receipt of the holder's written request and shall be on such appropriate registration form of the Commission (i) as shall be selected by IMS and shall be acceptable to the requesting holder and (ii) as shall permit the disposition of such Registerable Shares in accordance with the intended method or methods of disposition specified in the request for such registration. IMS agrees to include in any such registration statement all information that, in the opinion of counsel to the holder so requesting registration, or counsel to IMS, is required to be included.

     (e) PRIORITY ON DEMAND REGISTRATIONS. In the event that the managing underwriters of a requested Demand Registration advises IMS in writing that in their opinion the number of Registerable Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, IMS shall include in such registration only the number of Registerable Shares (PRO RATA in accordance with the number of Registerable Shares requested by each Holder to be included in such registration) which in the opinion of such underwriters can be sold.

     (f) PERMITTED INTERRUPTIONS. IMS may postpone (such postponement is referred to herein as a "Permitted Interruption") for a reasonable period of time (not to exceed ninety (90) days, which may not thereafter be extended) the filing or the effectiveness of a registration statement for a Demand Registration if, at the time it receives a request for such registration: (i) IMS is engaged in any active program for repurchase of IMS Common Stock that is registered under the Securities Act and furnishes an Officer's Certificate to that effect, (ii) IMS is conducting or about to conduct an offering of IMS Common Stock and IMS is advised by the investment banker engaged by IMS to manage such offering that such offering would be affected adversely by the registration so demanded and IMS furnishes an Officer's Certificate to that effect, or (iii) the board of directors of IMS shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of IMS and IMS furnishes an Officer's Certificate to that effect; PROVIDED, HOWEVER, that IMS may not utilize the right more than once in any twelve (12) month period. After such Permitted Interruption IMS shall effect such registration as promptly as practicable without further request unless such request has been withdrawn.

     (g) SELECTION OF UNDERWRITERS. The holder of Registerable Shares requesting registration shall have the right to select such investment banker(s) as shall be reasonably acceptable to IMS to administer the offering for which a Demand Registration is requested. Such holder(s) shall, in their sole discretion, negotiate the terms of the underwriters' fees and expenses, the underwriting discounts and commissions and the transfer taxes to be paid by such holder.

     4.8.2. PIGGYBACK REGISTRATIONS. (a) GENERAL. Whenever IMS proposes to register any shares of IMS Common Stock under the Securities Act (other than a registrations on Exchange Act Form 10 or solely for shares to be issued in connection with any employee benefit plan or a merger, consolidation or other business combination registered on Form S-4, or any successor form thereto) and the registration form to be used may be used for the registration of Registerable Shares (a "Piggyback Registration"), IMS shall give prompt written notice (in any event within ten (10) business days after its receipt of notice of any exercise of other registration rights) to the holder of Registerable Shares of its intention to effect such a registration and shall use its best efforts to include in such registration all of the Registerable Shares with respect to which IMS receives from any of such holders a written request for inclusion therein within fifteen (15) days after the stockholder's receipt of IMS' notice, which request shall specify the number of the Registerable Shares to be disposed of by the requesting holder and the intended method of disposition thereof. If IMS elects, prior to effectiveness, not to proceed with a primary registration of its Common Stock, it shall not be obligated to register any Registerable Shares.

     (b) PRIORITY ON PRIMARY REGISTRATION. If a Piggyback Registration is an underwritten primary registration on behalf of IMS and the managing underwriter(s) of such offering advise IMS in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then IMS shall include in such registration (i) first, the securities that IMS proposes to sell, (ii) second, the Registerable Shares, along with the shares of IMS shareholders who have rights to participate in such registration, which rights were in existence prior to the date of this Agreement, which request to be included therein (PRO RATA in accordance with the number of Registerable Shares, and other shares having the right to participate in the registration, as are requested by each holder to be included in such registration), and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises IMS in writing that the number of securities which can be sold exceeds the number of securities included in the offering, IMS shall include in the registration, first, the securities that IMS proposes to sell and second, such Registerable Shares that the holder(s) had originally requested be included in the registration and third, such other securities originally proposed for inclusion in such registration.

     (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of IMS' securities other than the holder(s) of Registerable Shares and the managing underwriter(s) of such offering advise IMS in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then IMS shall include in such registration (i) first, if such registration is being made on behalf of other stockholders of IMS exercising demand registration rights, then the securities so requested to be included therein in accordance with such demand registration rights, (ii) second, the Registerable Shares requested to be included in such registration (PRO RATA in accordance with the number of Registerable Shares requested by each holder to be included in such registration) and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises IMS in writing that the number of securities, which can be sold exceeds the number of securities included in the offering, IMS shall include in the registration such additional securities that (i) first, the holder(s) of Registerable Shares had originally requested be included in the registration and (ii) second, others had originally proposed to include in the registration.

     (d) OTHER REGISTRATION. If: (i) IMS has previously filed a registration statement with respect to any Registerable Shares pursuant to Section 4.8.1(a) or 4.8.2(b) and (ii) such previous registration has not been withdrawn or abandoned, IMS shall not file or cause to be effective any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or S-4 or any successor form), whether on its own behalf or at the request of any holder of such securities, until a period of at least three (e) months has elapsed from the effective date of such previous registration.

     (e) PIGGYBACK NOT A DEMAND REGISTRATION. Should a holder's participation in a registration be pursuant to a Piggyback Registration in connection with:
(i) an underwritten primary registration on behalf of IMS as described in
Section 4.8.2(b) or (ii) an underwritten secondary registration on behalf of holders of IMS securities other than holder(s) of Registerable Shares as described in Section 4.8.2(c), then such participation shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which holders of Registerable Shares are entitled to pursuant
Section 4.8.1(b).

     4.8.3. EXPENSES OF DEMAND REGISTRATION. (a) All expenses allocable to the registration of securities of the holder(s) to be registered pursuant to a Demand Registration, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to a Demand Registration, including (without limitation) all registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for IMS shall be borne equally and on a current basis by IMS and the holders of the Registerable Shares; PROVIDED, HOWEVER, that IMS shall not be required to pay for any expenses of any registration proceeding begun pursuant to a Demand Registration if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registerable Shares to be registered (in which case all participating holders shall bear such expenses), unless the holders of a majority of the Registerable Shares agree to forfeit their right to one demand registration pursuant to a Demand Registration; PROVIDED, FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of IMS from that known to the holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by IMS of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to a Demand Registration.

     (b) PAYMENT OF EXPENSES BY THE HOLDER(S). In addition to the expenses referenced in subsection 4.8.3 (a), the Holder(s) shall pay the underwriters' fees and expenses, the underwriters' discount and commission and the commissions and fees, if any, payable in respect of selling brokers, dealer managers or similar securities industry professionals, fees and expenses of holder's counsel, and transfer taxes allocable to the registration of the Holder(s) securities so included in any Demand or Piggyback Registration pursuant to this Agreement.

     Section 4.8.4 EXPENSES OF PIGGYBACK REGISTRATION. IMS shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registerable Shares with respect to the registrations pursuant to a Piggyback Registration for each Holder (which right may be assigned), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriter discounts and commissions relating to the Registerable Shares.

     Section 4.8.5 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause IMS to register Registerable Shares pursuant to this Section 4.8 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 500,000 shares of the Shares or the PP Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization), provided; (a) IMS is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of Registerable Shares held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registerable Shares by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 4.8.

     Section 4.8.6 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, IMS shall not, without the prior written consent of the holders of a majority of the outstanding Registerable Shares, enter into any agreement with any holder or prospective holder of any securities of IMS which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 4.8 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the including of such securities will not reduce the amount of the Registerable Shares of the holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to a Demand Registration by the holders.

     Section 4.9 APPOINTMENT OF MEMBER OF BOARD OF DIRECTORS. On or before April 15, 1996, in the event that IMS shall have received the $2,000,000 referenced in Sections 3.1 (a) - (c), Martin Albert, a director of Paragon Capital Management, the sole general partner of Paragon, or his designee, shall become a member of the Board of Directors of IMS. In the event that Mr. Albert, or his designee, becomes a member of the Board of Directors of IMS pursuant to this Section 4.9 and so long as Paragon continues to own at least 1,000,000 Shares, IMS will use its best efforts to elect a designee of Paragon to the IMS Board of Directors. Such designee shall be reasonably acceptable to the Board of Directors of IMS.

                                   ARTICLE V

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                     OF IMS

     The obligations of IMS under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Paragon in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made as of the date of this Agreement (except for changes therein permitted by this Agreement), and Paragon shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Paragon prior to or at the Closing. IMS shall be furnished with a certificate, signed by a duly authorized officer of Paragon and dated the Closing Date, to the foregoing effect.

     Section 5.2 PAYMENT OF PURCHASE PRICE. Paragon shall have delivered the purchase price specified in Section 3.1 (a)-(c).

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF Paragon

     The obligations of Paragon under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by IMS in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and IMS shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by IMS prior to or at the Closing. Paragon shall have been furnished with a certificate, signed by a duly authorized executive officer of IMS and dated the Closing Date, to the foregoing effect.

     Section 6.2 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Paragon, and Paragon shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     Section 6.3 EMPLOYEE INVENTIONS AND SECRECY AGREEMENTS. Each employee of and consultant to IMS shall have entered into a Employee Inventions and Secrecy Agreement in the form previously provided to Paragon.

     Section 6.4 BYLAWS. The Bylaws of IMS shall provide that the Board of Directors of IMS shall consist of at least three (3) and no more than eleven
(11) persons.

     Section 6.5 BOARD OF DIRECTORS. The directors of IMS shall be Messrs. George W. Smith, Richard A. Hahn, Masahiro Tsuchiya, Frank LaChapelle and Sigmund Hartmann, and there shall be one (1) vacancy of the Board of Directors.

     Section 6.6 OPINION OF IMS COUNSEL. Paragon shall have received from Matthias & Berg counsel for IMS, an opinion, dated as of the Initial Closing Date, in the form attached hereto as Schedule 6.6.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1 LAW, FORUM AND JURISDICTION. This agreement shall be construed and interpreted in accordance with the laws of the state of Delaware. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be resolved exclusively in the courts of the state of California in the County of Los Angeles, California, and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of California as agent for service of process for all purposes provided herein.

     Section 7.2 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to its or sent by overnight mail, registered mail or certified mail, postage prepaid, or by prepaid telegram, or when telecopied and followed by confirmation copy hand-delivered or sent by first class mail, addressed as follows:

     If to IMS, to:     International Meta Systems, Inc.
                        George W. Smith, President
                        100 North Sepulveda Boulevard
                        Sixth Floor
                        El Segundo, California 90245
                        (310) 524-9303 (Telecopier No.)

     With copies to:          Matthias & Berg
                              Attorneys at Law
                              515 South Flower Street, Suite 700
                              Los Angeles, California 90071
                              Attn: Jeffrey P. Berg, Esq.
                              (213) 895-4058 (Telecopier No.)

     If to Paragon, to:       Paragon Limited Partnership
                              Ugland House
                              Georgetown, Grand Cayman
                              British West Indies

     With copies to:          Brobeck Phleger & Harrison
                              2 Embarcadero Place
                              2200 Geng Road
                              Palo Alto, California 94303
                              Attn: Thomas Kellerman, Esq.
                              (415) 496-2885 (fax)

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed or three (3) days after deposit with the United States Post Office.

     Section 7.3 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.4 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.5 THIRD PARTY BENEFICIARIES. This contract is solely among IMS and Paragon and, except for Sections 4.7 an 4.8 and as otherwise as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.6 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.7 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the consummation of the transactions herein contemplated.

     Section 7.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.9 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of IMS and the holders of a majority of the Shares issued hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and IMS.

     Section 7.10 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.11 EXPENSES. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.12 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.13 SUCCESSOR AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall insure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 7.14 PUBLIC ANNOUNCEMENT. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.15 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.16 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties shall have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.17 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.18 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into and closed as of the date first above written at Los Angeles, California.



                                        ("IMS")
                                        INTERNATIONAL META SYSTEMS, INC.

                                        By: /s/ George W. Smith
                                            ---------------------------
                                            George W. Smith
                                            President

                                        ("Paragon")
                                        PARAGON LIMITED PARTNERSHIP

                                        Paragon Capital Management LLC,
                                        General Partner


                                        By: /s/ Martin S. Albert
                                            ---------------------------
                                            Martin S. Albert
                                            Director



                                       31